Anchor BanCorp Wisconsin Inc. Announces First Quarter Earnings and a Dividend Increase

MADISON, WI -- 07/27/2004 -- Anchor BanCorp Wisconsin Inc. (NASDAQ: ABCW) reported net income of $10.6 million for the quarter ended June 30, 2004 which compares to $14.1 million for the same quarter last year. Diluted earnings per share for the quarter ended June 30, 2004 were $.46 which compares to $.59 for the same quarter last year. "Net gain on sale of loans was down $9.5 million, which was the primary factor in our net income reduction of $3.5 million. The good news is the difference in net interest income was only $254,000. I am satisfied with how we are making the transition from a refinance market to a more traditional lending environment," said Douglas J. Timmerman, Chairman of the Board, President, and CEO.

Total assets grew 6%, to $3.8 billion at June 30, 2004 as compared to $3.6 billion at June 30, 2003. "We have retained our deposits in a highly competitive environment and our book value increased as well," said Timmerman. Book value increased 6.7% to $13.38 for the quarter ended June 30, 2004 as compared to $12.54 for the quarter ended June 30, 2003.

The Company also announced that it has settled with the Wisconsin Department of Revenue as regards the taxation of its Nevada investment subsidiary. Among other provisions, AnchorBank agreed to pay Wisconsin tax on the income of its Nevada investment subsidiary for the fourth quarter of fiscal 2004, and for future periods. Management estimates that in fiscal 2005, the additional income tax expense related to its Nevada investment subsidiary's operations will amount to approximately $0.06 per diluted share. The Company reduced its tax accrual, in part as a result of the settlement. This reduction, when combined with the impact of the settlement for periods prior to fiscal 2005, resulted in an increase in earnings for the quarter of approximately $0.05 cents per diluted share.

The Board of Directors announced a 13.6% increase in the quarterly cash dividend, moving from $.11 per share to $.125 per share. The dividend will be payable August 13, 2004 to shareholders of record on July 30, 2004.

AnchorBank fsb, the wholly owned subsidiary of ABCW, has 54 full service offices and two loan origination offices. All are located in Wisconsin.

For more information contact: Michael W. Helser, CFO (608) 252-1810 or Douglas J. Timmerman, President, at (608) 252-8782.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include the economic and Wisconsin tax matters noted above, as well as changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

                        ANCHOR BANCORP WISCONSIN INC.
                            FINANCIAL HIGHLIGHTS
              (Dollars in thousands - except per share amounts)
                                (Unaudited)

                                           Three Months Ended
                                                June 30,
                                           -------------------    Percent
                                            2004        2003      Change
                                           -------     -------    -------
Operations Data:
 Net interest income                       $28,206     $28,460      (0.9)%
 Provision for loan losses                     450         450       0.0
 Net gain on sale of loans                     299       9,807     (97.0)
 Real estate investment partnership
  revenue                                   23,967           -     100.0
 Other non-interest income                   5,997       3,259      84.0
 Real estate investment partnership cost
  of sales                                  19,819           -     100.0
 Non-interest expense                       20,609      18,150      13.5
 Minority interest in income of real
  estate partnership operations              1,582           -     100.0
 Income before income taxes                 16,009      22,926     (30.2)
 Income taxes                                5,412       8,833     (38.7)
 Net income                                 10,597      14,093     (24.8)

Selected Financial Ratios (1):
 Yield on earning assets                      5.22%       5.83%    (10.5)
 Cost of funds                                2.17        2.56     (15.2)
 Interest rate spread                         3.05        3.27      (6.7)
 Net interest margin                          3.13        3.39      (7.7)
 Return on average assets                     1.11        1.58     (30.1)
 Return on average equity                    13.91       18.91     (26.5)
 Average equity to average assets             7.97        8.38      (4.9)
 Non-interest expense to average assets       4.23        2.04     107.1

Per Share:
 Basic earnings per share                  $  0.47     $  0.61     (23.0)
 Diluted earnings per share                   0.46        0.59     (22.0)
 Dividends per share                          0.11        0.10      10.0
 Book value per share                        13.38       12.54       6.7

                                                 June 30,          Percent
                                            2004          2003     Change
                                         ----------    ----------  -------
Financial Condition:
 Total assets                            $3,839,653    $3,622,614     6.0%
 Loans receivable, net
  Held for sale                              11,032        61,666   (82.1)
  Held for investment                     3,162,136     2,823,263    12.0
 Investment securities available for
  sale, at fair value                        48,865        81,591   (40.1)
 Investment securities held to maturity,
  at amortized cost                               -         2,999  (100.0)
 Mortgage-related securities available
  for sale, at fair value                   204,051       169,585    20.3
 Mortgage-related securities held to
  maturity, at amortized cost                 3,740        46,242   (91.9)
 Deposits                                 2,663,376     2,646,438     0.6
 Borrowings                                 807,614       607,614    32.9
 Stockholders' equity                       307,715       299,699     2.7
 Allowance for loan losses                   28,535        30,037    (5.0)
 Non-performing assets                       19,009        17,611     7.9

(1) Annualized when appropriate.

                      ANCHOR BANCORP WISCONSIN INC.
             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              (Unaudited)
                                                   June 30,     March 31,
                                                     2004         2004
                                                  ----------   ----------
                                                       (In Thousands)
Assets
 Cash and cash equivalents                        $  166,232   $  198,993
 Investment securities available for sale, at
  fair value                                          48,865       29,514
 Investment securities held to maturity, at
  amortized cost                                           -            -
 Mortgage-related securities available for sale,
  at fair value                                      204,051      220,918
 Mortgage-related securities held to maturity,
  at amortized cost                                    3,740        4,303
 Loans receivable, net
  Held for sale                                       11,032       14,578
  Held for investment                              3,162,136    3,066,812
 Foreclosed properties and repossessed assets,
  net                                                    687        2,422
 Real estate held for development and sale            62,858       77,749
 Office properties and equipment                      30,786       31,233
 Other assets                                        149,266      163,864
                                                  ----------   ----------
  Total assets                                    $3,839,653   $3,810,386
                                                  ==========   ==========
Liabilities and Stockholders' Equity
 Deposits                                         $2,663,376   $2,609,686
 Borrowings                                          807,614      831,559
 Other liabilities                                    54,658       60,902
                                                  ----------   ----------
  Total liabilities                                3,525,648    3,502,147
                                                  ----------   ----------
 Minority interest in real estate partnerships         6,290        6,691
                                                  ----------   ----------
 Preferred stock, $.10 par value, 5,000,000
  shares authorized, none outstanding                      -            -
 Common stock, $.10 par value, 100,000,000 shares
   authorized, 25,363,339 shares issued                2,536        2,536
 Additional paid-in capital                           68,108       67,926
 Retained earnings, substantially restricted         291,891      284,329
 Accumulated other comprehensive income                  184        2,670
 Treasury stock (2,365,428 shares and 2,408,804
  shares, respectively), at cost                     (49,244)     (50,324)
 Unearned deferred compensation                       (5,760)      (5,589)
                                                  ----------   ----------
  Total stockholders' equity                         307,715      301,548
                                                  ----------   ----------
  Total liabilities, minority interest and
   stockholders' equity                           $3,839,653   $3,810,386
                                                  ==========   ==========

                         ANCHOR BANCORP WISCONSIN INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

                                                       Three Months Ended
                                                            June 30,
                                                         2004      2003
                                                       -------    -------
                                                    (In Thousands - except
                                                      per share amounts)
Interest income:
 Loans                                                 $43,088    $44,112
 Mortgage-related securities                             2,188      2,870
 Investment securities                                   1,533      1,880
 Interest-bearing deposits                                 227        180
                                                       -------    -------
  Total interest income                                 47,036     49,042
Interest expense:
 Deposits                                               11,816     14,522
 Notes payable and other borrowings                      7,014      6,060
                                                       -------    -------
  Total interest expense                                18,830     20,582
                                                       -------    -------
  Net interest income                                   28,206     28,460
Provision for loan losses                                  450        450
                                                       -------    -------
  Net interest income after provision for loan losses   27,756     28,010
Non-interest income:
Real estate investment partnership revenue              23,967          -
Loan servicing income (loss)                               478     (1,601)
Service charges on deposits                              2,195      2,004
Insurance commissions                                      634        624
Net gain on sale of loans                                  299      9,807
Net gain on sale of investments and mortgage-related
 securities                                                868        352
Other revenue from real estate operations                  907        638
Other                                                      915      1,242
                                                       -------    -------
  Total non-interest income                             30,263     13,066
Non-interest expense:
 Compensation                                            9,869     10,388
 Real estate investment partnership cost of sales       19,819          -
 Occupancy                                               1,704      1,609
 Furniture and equipment                                 1,382      1,448
 Data processing                                         1,276      1,174
 Marketing                                               1,007        790
 Other expenses from real estate operations              2,714          -
 Other                                                   2,657      2,741
                                                       -------    -------
  Total non-interest expense                            40,428     18,150
                                                       -------    -------
Minority interest in income of real estate
 partnership operations                                  1,582          -
  Income before income taxes                            16,009     22,926
Income taxes                                             5,412      8,833
                                                       -------    -------
  Net income                                           $10,597    $14,093
                                                       =======    =======

Earnings per share:
Basic                                                  $  0.47    $  0.61
Diluted                                                   0.46       0.59

For more information contact:
Michael W. Helser
CFO
(608) 252-1810

Douglas J. Timmerman
President
(608) 252-8782